Exhibit 5.1

                            Choate, Hall & Stewart
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               Exchange Place
                               53 State Street
                        Boston, Massachusetts 02109-2891
                           Telephone (617)248-5000
                           Facsimile (617) 248-4000
                               Telex 49615860


                                             November 27, 1995

          Microcom, Inc.
          500 River Ridge Drive
          Norwood, Massachusetts 02062-5028

          Gentlemen:

              This opinion is delivered to you in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed on November 27, 1995 by Microcom, Inc. (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 450,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company.

               We are familiar with the Company's Articles of Organization, as amended, its By-Laws, as amended, and its corporate minute book as well as the Registration Statement. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

               Based upon and subject to the foregoing, we are of the opinion that the 400,000 shares of Common Stock to be sold by the Company under its Long Term Performance Plan and the 50,000 shares of Common Stock to be sold under its 1993 Non-Employee Director Stock Option Plan, each as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor, will be legally issued, fully paid and nonassessable.

               We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to this firm in the section entitled "Interests of Named Experts and Counsel".

                                             Very truly yours,

                                             CHOATE, HALL & STEWART